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                                                                    EXHIBIT 23.2



                         INDEPENDENT AUDITOR'S CONSENT


We consent to the incorporation by reference in this Registration Statement of Nextel Communications, Inc. on Form S-3 of our report dated February 22, 1999, appearing in the Annual Report on Form 10-K of Nextel Communications, Inc. for the year ended December 31, 1998, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


McLean, Virginia
October 13, 1999
/s/ Deloitte & Touche LLP